UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

VERADIGM INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2024, the board of directors (the “Board”) of Veradigm Inc. (the “Company”) unanimously approved, and on May 10, 2024, the Company entered into, that certain Amendment No. 1 to Stockholder Rights Plan (the “Amendment”), which amends the Stockholder Rights Agreement, dated as of February 26, 2024 (the “Rights Agreement”), by and between the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent (the “Rights Agent”). The Amendment amended and restated clause (iv) of the definition of “Beneficial Owner” under the Rights Agreement.

The foregoing description of the Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is filed as Exhibit 4.1 to the Company’s Form 8-A filed on February 27, 2024, and the Amendment, which is filed as Exhibit 4.2 to this Form 8-K, each of which is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 8.01.	Other Events.

Rights Agreement

For the avoidance of any doubt, the penultimate sentence of Section 29 of the Rights Agreement limits the Board’s liability to rights holders (not stockholders in their capacity as stockholders).

Indenture Disclosure

Pursuant to Section 1.05 of the Company’s First Supplemental Indenture dated as of February 5, 2024, the Company is disclosing that, as of March 31, 2024, the Company had cash and cash equivalents of approximately $343 million, funded debt of $208 million (consisting of the principal amount of the 2019 convertible notes), and net cash of $135 million (cash and cash equivalents less funded debt consisting of the principal amount of the 2019 convertible notes).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Stockholder Rights Agreement, dated as of February 26, 2024, by and between the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent (which includes the Form of Rights Certificate as Exhibit B thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A, filed on February 27, 2024)

4.2	Amendment No. 1 to Stockholder Rights Agreement, dated as of May 10, 2024, by and between the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: May 13, 2024

	By:	/s/ Eric Jacobson
	Name:	Eric Jacobson
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary